UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2008

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

On August 13, 2008, Domtar Corporation (the “the Company”), entered into the First Amendment (the “First Amendment”) to its Credit Agreement, dated March 7, 2007 (the “Credit Agreement”), among the Company, Domtar Paper Company, LLC, a Delaware limited liability company, Domtar Inc., a Canadian corporation, the banks and other financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The First Amendment amends the Credit Agreement to permit the Company and its subsidiaries to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to all or a portion of the Company’s 7.875% Debentures due 2011, so long as the consolidated senior secured leverage ratio of the Company does not exceed 1.5 to 1 and at least 50% of the revolving credit commitments under the Credit Agreement are unutilized, in each case after giving effect to the prepayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President and Secretary

Date: August 13, 2008

3